EXHIBIT 10.1

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of December 29, 2008 between Spark Networks, Inc. (the “Company”) and Adam S. Berger (“Executive”), the Company’s Chief Executive Officer. Capitalized terms used herein and not defined shall have the meanings given to them in the Executive Employment Agreement, effective February 12, 2007, between Executive and the Company (the “Agreement”).

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties amend the Agreement as follows:

1. Section 8.1 of the Agreement is amended and restated in its entirety as follows:

In the event that the Company causes to occur an involuntary termination without Cause (as defined in Section 8.9) or in the event that Executive resigns from employment with the Company for Good Reason (as defined in Section 8.9) during the Term of Employment, Executive shall be entitled to a “Severance Package” that consists of the following: (a) a single cash lump-sum “Severance Payment” equal to the Retention Bonus plus one hundred percent (100%) of the annual Base Salary in effect immediately prior to Executive’s termination of employment, payment to be made within thirty (30) days following termination, (b) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment, and (c) immediate vesting of the lesser of (x) three hundred and twenty-five thousand stock-option Shares (it being understood the Executive will have the discretion to elect which of the shares subject to the options granted under Section 4.4 will vest), or (y) the remaining unvested stock-option Shares granted under Section 4.4, and Executive shall also have one year to exercise all vested options held by Executive immediately following Executive’s termination of employment; provided, however, that Executive executes, within the thirty (30)-day period following termination, a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other and their successors, affiliates and estates to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to the Company and Executive, and Executive does not revoke the mutual general release within any legally required revocation period, if applicable. All legally required and authorized deductions and tax withholdings shall be made from the Severance Payment, including for wage garnishments, if applicable, to the extent required or permitted by law. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to receive additional Company contributions as an active participant in any retirement or benefit plan covering employees of the Company, but shall continue to have all rights under each such plan that are afforded to terminated employees and inactive participants.

2. Section 8.2 of the Agreement is amended by deleting the fifth sentence thereof in its entirety and amending and restating the third sentence thereof in its entirety as follows:

In addition, in the event that within twelve (12) months following a Change in Control, the Company or its successors causes to occur an involuntary termination without Cause (as defined in Section 8.9) or in the event that Executive resigns from employment with the Company for Good Reason (as defined in Section 8.9), Executive shall be entitled to the Severance Package provided under Section 8.1, payment to commence within thirty (30) days following termination, except that vesting of all of Executive’s unvested stock options shall have accelerated immediately prior to the Change in Control; provided, however, that Executive must, within the thirty (30)-day period following termination, execute a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other and their successors, affiliates and estates to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to the Company and Executive, and Executive does not revoke the mutual general release within any legally required revocation period, if applicable.

3. Section 8.9(d) of the Agreement is amended by adding the following new sentence to the end thereof:

Notwithstanding the above, the occurrence of any of the events described in the foregoing sentence shall not constitute Good Reason unless Executive gives the Company written notice, within thirty (30) calendar days after Executive has knowledge of the occurrence of any of the events described in the foregoing sentence, that such circumstances constitute Good Reason and the Company thereafter fails to cure such circumstances within thirty (30) days after receipt of such notice.

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Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment on December 29, 2008.

SPARK NETWORKS, INC.

/s/ Brett Zane

By: Brett Zane

EXECUTIVE

/s/ Adam S. Berger

By: Adam S. Berger

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